UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Two versions of slide 12 of IKON Office Solutions, Inc.’s (the "Company") presentation of its third quarter fiscal 2006 financial results were inadvertently posted today by the third party service provider hosting the Company’s slides and live audio broadcast of the conference call this morning. One of the versions, which is now available on the Company’s Investor Relations homepage, included a statement regarding the Company’s expectation that cash flow from continuing operations would be approaching $200 million for the Company’s fiscal year 2007.

This report includes information that may constitute forward-looking statements within the meaning of the federal securities laws, including statements relating to our expected cash flow from continuing operations for fiscal year 2007. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to the risks and uncertainties set forth in filings with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, the Company's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

July 27, 2006	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer